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                                                                      Exhibit 11

                              KAYDON CORPORATION
         CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
       THREE MONTHS AND NINE MONTHS ENDED SEPT 30, 1995 AND OCT 1, 1994
--------------------------------------------------------------------------------


                                                    THREE MONTHS ENDED                      NINE MONTHS ENDED
                                             Sept 30, 1995       Oct 1, 1994         Sept 30, 1995       Oct 1, 1994
                                             -------------       -----------         -------------       -----------
Primary Earnings Per Share:
--------------------------

Net income                                    $ 9,415,000        $ 7,710,000          $28,166,000        $20,925,000
                                              -----------        -----------          -----------        -----------


Weighted average common
  shares outstanding                           16,721,000         16,714,000           16,721,000         16,698,000

Net common shares issuable in respect
  to common stock equivalents, with
  a dilutive effect                                89,000             21,000               49,000             38,000
                                              -----------        -----------          -----------        -----------

Total weighted average common and
  common share equivalents                     16,810,000         16,735,000           16,770,000         16,736,000

Primary earnings per common share             $      0.56        $      0.46                $1.68        $      1.25




Fully Diluted Earnings Per Share:
--------------------------------

Net income                                    $ 9,415,000        $ 7,710,000          $28,166,000        $20,925,000
                                              -----------        -----------          -----------        -----------


Weighted average common
  shares outstanding                           16,721,000         16,714,000           16,721,000         16,698,000

Net common shares issuable in respect
  to common stock equivalents, with
  a dilutive effect                               100,000             29,000               60,000             46,000
                                              -----------        -----------          -----------        -----------

Total weighted average common and
  common share equivalents                     16,821,000         16,743,000           16,781,000         16,744,000

Fully diluted earnings per common share       $      0.56        $      0.46          $      1.68        $      1.25
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